Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ViSalus, Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: CSC Service of Nevada, Inc.
Name
	☐ Noncommercial Registered Agent (name and address below)	OR		☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	2215-B Renaissance Drive		Las Vegas	Nevada 89119
	Street Address		City	Zip Code
Nevada
	Mailing Address (if different from street address)		City	Zip Code

3. Authorized			Number of
Stock: (number of	Number of		shares
shares corporation is	shares with	Par value	without
authorized to issue)	par value: 1,000	per share: $	0.01	par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Ryan Blair
Name
	1607 E. Big Beaver Rd., Suite 110		Troy	MI 48083
	Street Address		City	State Zip Code
2) Todd A. Goergen Name
	1607 E. Big Beaver Rd., Suite 110		Troy	MI 48083
	Street Address		City	State Zip Code

5. Purpose: (optional;	The purpose of the corporation shall be:
see instructions)

6. Name, Address
and Signature of	Ellen Schulhofer		X
Incorporator: (attach	Name		Incorporator Signature
additional page if	100 North City Parkway, Suit 1600		Las Vegas	NV 89106-4614
more than one	Address		City	State Zip Code
incorporator)

7. Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
Appointment of	X
Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised: 4-10-09
SEE ATTACHMENTS

ATTACHMENT TO

ARTICLES OF INCORPORATION

OF

VISALUS, INC.

Article 4 of the Articles of Incorporation of ViSalus, Inc. (the “Corporation”) is hereby continued as follows:

4. Names and Addresses of the Board of Directors:

Name:	Robert B. Goergen
Street Address:	1607 E. Big Beaver Rd., Suite 110, Troy, MI 48083

Name:	Robert B. Goergen, Jr.
Street Address:	1607 E. Big Beaver Rd., Suite 110, Troy, MI 48083

The Articles of Incorporation of the Corporation include the following Article 8:

8. Indemnification; Exculpation.

(a) Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

(b) Limitation on Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

(c) Repeal and Conflicts. Any repeal or modification of Section (a) or (b) of this Article 8 approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Section (a) or (b) of this Article 8 and any other Article of the Corporation’s Articles of Incorporation, the terms and provisions of Sections (a) and/or (b) of this Article 8 shall control.

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